As filed with the Securities and Exchange Commission on January 24, 1997
                                           Registration No. 33-
---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                         T. ROWE PRICE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

                              100 East Pratt Street
                            Baltimore, Maryland 21202
Maryland                     (Address of principal             52-0556948
(State or other                executive offices)              (I.R.S.
jurisdiction of                                                Employer
incorporation or                                               Identification
 organization)                                                 No.)
                          T. ROWE PRICE ASSOCIATES INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

        GEORGE A. ROCHE                                  Copy to:
        T. Rowe Price Associates, Inc.              HENRY D. KAHN
        100 East Pratt Street                       Piper & Marbury L.L.P.
        Baltimore, Maryland  21202                  36 South Charles Street
        (410) 345-2099                              Baltimore, Maryland  21201
                                                    (410) 576-1686

                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of            Amount       Proposed maxi-   Proposed maxi-   Amount of
securities to       to be        mum offering     mum aggregate    registration
be registered       registered   price per share  offering price   fee
-------------       ----------   ---------------  --------------   ---

Common Stock        8,000,000    $43.125*        $345,000,000     $104,546
(par value
$.20 per share)

--------------------------------------------------------------------------------
*Computed in accordance with Rule 457(h)(1) and (c) based on the closing price of the registrant's common stock on January 22, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I, to the extent applicable, is included in documents sent or given to the participants in the 1996 Stock Incentive Plan of T. Rowe Price Associates, Inc. (the "Company") pursuant to Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

     The following documents have been filed by the Company with the Securities and Exchange Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995, the end of the Company's fiscal year covered by the report referred to in (a) above; and

     (c) the description of the Company's common stock, par value $0.20 per share contained in its Registration Statement on Form S-1 (File No. 33-3398), as amended by Amendment No. 1 on Form 8-A/A (File No. 0-14282).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable because the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Piper & Marbury L.L.P. of Baltimore, Maryland.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Directors and officers of the Company are indemnified to the full extent provided by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article EIGHTH, Section 7 of the Registrant's charter.

     As permitted under Subsection (k) of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the Company would have the power to indemnify such persons under the provisions of the Maryland law governing indemnification.

     Section 2 of the 1996 Stock Incentive Plan, "Administration," provides that no member of the Board of Directors or of the committee designated to administer the Plan "shall be liable for any action or determination made in good faith, nor for any matter as to which the Company's charter limits the liability of directors." Such committee members are entitled to indemnification and reimbursement in the manner provided in the Company's charter and by-laws in addition to coverage under any directors' and officers' liability insurance in effect from time to time.

     As permitted by Maryland Law, Article Eighth, Section 8 of the Company's Charter limits the monetary liability of the Company's directors and officers to the Company and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Section 8 of Article Eighth provides as follows:

     Section 8. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

Exhibit
Number            Description
------            -----------

         4.1 1996 Stock Incentive Plan of the Company (incorporated by reference from the registrant's definitive proxy statement for the annual meeting of stockholders held on April 12, 1996).

         4.2      Form of Incentive Stock Option Agreement.

         4.3      Form of Non-Qualified Stock Option Agreement.

         5.1 Opinion of Piper & Marbury L.L.P., as to the legality of the securities being offered (includes Consent of Counsel).

         23.1 Consent of Piper & Marbury L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         23.2     Consent of Price Waterhouse LLP.

         24       Power of Attorney.

ITEM 9.  UNDERTAKINGS.
         ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective
amendment  thereof)  which,   individually   or  in  the  aggregate,  represent
fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and the State of Maryland on this 28th day of January, 1997.

                                       T. ROWE PRICE ASSOCIATES, INC.


                                       By:  /s/ George J. Collins
                                            --------------------------
                                            George J. Collins
                                            President, Chief Executive
                                            Officer and Managing Director


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.


Principal Executive Officer:

/s/ George J. Collins                                  Date:  January 24, 1997
---------------------
  George J. Collins              President, Chief
                                 Executive Officer
                                 and Managing
                                 Director


Principal Financial Officer:

/s/ George A. Roche                                    Date:  January 24, 1997
-------------------
  George A. Roche                Managing
                                 Director and
                                 Chief Financial Officer


Principal Accounting Officer:

/s/ Alvin M. Younger, Jr.                              Date:  January 24, 1997
-------------------------
  Alvin M. Younger, Jr.          Managing Director
                                 Treasurer and
                                 Secretary

A Majority of the Board of Directors:

George J. Collins,  Henry H. Hopkins, James A.C. Kennedy, John H. Laporte, James
S. Riepe, William T. Reynolds, George A. Roche, and M. David Testa.


By:  /s/ George A. Roche        For himself      Date:  January 24, 1997
     -------------------        and as
     George A. Roche            Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number      Description                                            Page Number
------      -----------                                            -----------

4.1 1996 Stock Incentive Plan of the Company incorporated by reference from the registrant's definitive proxy statement for the annual meeting of stockholders held on April 12, 1996).

4.2       Form of Incentive Stock Option Agreement.                        9

4.3       Form of Non-Qualified Stock Option Agreement.                   18

5.1       Opinion of Piper & Marbury L.L.P., as to the legality
          of the securities being offered (includes Consent of Counsel).  27

23.1      Consent of Piper & Marbury L.L.P. (included in the opinion      27
          filed as Exhibit 5.1 to this Registration Statement).

23.2      Consent of Price Waterhouse LLP.                                28

24        Power of Attorney.                                              29